See the reverse side of this notice to obtain proxy materials and voting instructions. *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on <mtgdate>. You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information Meeting Type: <mtgtype> For holders as of: <recdate> Date: Time: <mtgtime> Location: 00000998281 R1.0.0.11699 WYNDHAM WORLDWIDE CORPORATION WYNDHAM WORLDWIDE CORPORATION ATTN: EVA POGORZELSKA 22 SYLVAN WAY PARSIPPANY, NJ 07054 Annual Meeting March 17, 2011 May 12, 2011 May 12, 2011 2:00 PM EDT Wyndham WorldWide Corporation 22 Sylvan Way Parsippany, New Jersey 07054

Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. How To Vote . XXXX XXXX XXXX Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. . XXXX XXXX XXXX . XXXX XXXX XXXX 00000998282 R1.0.0.11699 1. Notice and Proxy Statement 2. 2010 Annual Report to Shareholders Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 28, 2011 to facilitate timely delivery.

Voting items 00000998283 R1.0.0.11699 The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 James E. Buckman 02 George Herrera The Board of Directors recommends you vote FOR the following proposal: 2 Advisory vote on the Wyndham Worldwide Corporation executive compensation program; The Board of Directors recommends you vote 1 YEAR on the following proposal: 3 Advisory vote on frequency of the advisory vote on executive compensation; The Board of Directors recommends you vote FOR the following proposal: 4 Ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal year 2011; and The Board of Directors recommends you vote AGAINST the following proposal: 5 A shareholder proposal regarding elimination of the classified Board. NOTE: To transact any other business that may be properly brought before the meeting or any adjournment or postponement of the meeting.

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